EXHIBIT 4.5
READING INTERNATIONAL, INC.

2010 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Stock Appreciation Right Agreement (this “SAR Agreement”) shall have the meanings ascribed in the Reading International, Inc. 2010 Stock Incentive Plan.

I.	NOTICE OF STOCK APPRECIATION RIGHT GRANT

[Participant’s Name and Address]

The Company is pleased to inform you that, subject to the terms and conditions of the Plan and this SAR Agreement, you have been granted a stock appreciation right (this “SAR”) with respect to shares of Common Stock equivalents (the “SAR Shares”), as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Strike Price per SAR Share:

Number of SAR Shares:

Total Strike Price:

Term/Expiration Date:

Vesting Schedule: This SAR shall become vested as to the SAR Shares in accordance with the following schedule:

As to _______________ of the SAR Shares on _______________, 20__, but only if the Participant remains in continuous Service through such date.

As to _______________ of the SAR Shares on _______________, 20__, but only if the Participant remains in continuous Service through such date.

As to _______________ of the SAR Shares on _______________, 20__, but only if the Participant remains in continuous Service through such date.

II.	AGREEMENT

A.	Grant of SAR.

The Board hereby grants to the Participant named in the Notice of Grant contained in Part I of this SAR Agreement (the “Notice of Grant”) a SAR with respect to the SAR Shares set forth in the Notice of Grant, at the strike price per SAR Share set forth in the Notice of Grant (the “Strike Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 12 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this SAR Agreement, the terms and conditions of the Plan shall prevail.

B.	Vesting of SAR Shares.

(a) Vesting Schedule.  The SAR Shares that shall have vested at any time in accordance with the terms of the Vesting Schedule set forth in the Notice of Grant are referred to as “Vested Shares,” and the SAR Shares that shall not have vested are referred to as “Unvested Shares.”  All of the SAR Shares are Unvested Shares as of the date of this SAR Agreement.

(b) Accelerated Vesting Upon a Corporate Transaction.  In the event of the completion of a Corporate Transaction, all Unvested Shares shall automatically vest and become Vested Shares immediately prior to the completion of the Corporate Transaction.

(c) Termination of Unvested Shares upon Early Termination of Service.  If the Participant ceases to remain in Service for any reason, (i) this SAR shall immediately and automatically cease to be exercisable for any Unvested Shares as of such employment termination and (ii) the Participant shall immediately and automatically cease to have any right under this SAR with respect to Unvested Shares as of such employment termination date.  In such event, this SAR Agreement shall remain in full force and effect with respect to any Vested Shares.

C.	Exercise of SAR.

(a) Right to Exercise.  This SAR is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this SAR Agreement.

(b) Method of Exercise.  This SAR is exercisable by delivery to the Company of an exercise notice in substantially the form attached hereto as Exhibit A, or such other form as the Board may approve (the “Exercise Notice”), which shall state the election to exercise this SAR, the number of SAR Shares in respect of which this SAR is being exercised (the “Exercised SAR Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  A SAR shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice.

(c) Method of Payment.  The appreciation distribution with respect to this SAR may be paid to Participant, at the discretion of the Board, by any of the following methods:

1. shares of Common Stock;

2. cash; or

3. in any combination of shares of Common Stock and cash.

No shares of Common Stock shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Common Stock shall be considered transferred to the Participant on the date the SAR is exercised with respect to the Exercised SAR Shares.

D.	Non-Transferability of SAR.

This SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and this SAR Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

E.	Exercise Period; Term of SAR.

This SAR may be exercised for three months after Participant ceases to provide Services, to the extent this SAR was exercisable on the date Participant ceases to provide Services.  In no event, however, shall this SAR be exercised later than the Term/Expiration Date set out in the Notice of Grant.

F.	Withholding Taxes.

Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the SAR exercise.  Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver to Participant the payment set forth in Part II(C)(c), above, if such withholding amounts are not delivered to Company at the time of exercise.

G.	Entire Agreement; Governing Law.

The Plan and this SAR Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This SAR Agreement is governed by the internal substantive laws, but not the choice of law rules, of Nevada.

H.	NO GUARANTEE OF CONTINUED SERVICE.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SAR SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN SERVICE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED A SAR OR ACQUIRING SHARES OF COMMON STOCK HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS SAR AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan and this SAR Agreement.  By your signature below, you acknowledge and agree that you have reviewed the Plan and this SAR Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this SAR Agreement and fully understand all provisions of the Plan and this SAR Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this SAR Agreement.  You further agree to notify the Company upon any change in the residence address indicated below.

This SAR Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

[Signature page follows]

PARTICIPANT:		READING INTERNATIONAL, INC.
By:
Signature		Name: Title:

Print Name

Residence Address:

EXHIBIT A

NOTICE OF EXERCISE OF STOCK APPRECIATION RIGHT
Name:
Address:
Tax I. D. No.:
Date:

Reading International, Inc.
Attention: Corporate Secretary
500 Citadel Drive, Suite 300
Commerce, California 90040

Re:           Exercise of Stock Appreciation Right (“SAR”)

Gentlemen:

I elect to exercise ______________ shares of Common Stock equivalents (“Exercised SAR Shares”) of Reading International, Inc. (the “Company”) pursuant to the Reading International, Inc. SAR Agreement dated ___________ and the Reading International, Inc. 20___ Stock Incentive Plan.  The exercise of the foregoing Exercised SAR Shares will take place on the Exercise Date, which will be as soon as practicable following the date this notice and all other necessary forms are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice).

On or before the Exercise Date, I will pay any applicable tax withholding obligations, as provided in the SAR Agreement and the Plan, for the full tax withholding amount.

If the Company decides to pay via shares of Common Stock of the Company all or a portion of the appreciation distribution with respect to the Exercised SAR Shares, please deliver the stock certificate to me.

[Signature page follows]

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Very truly yours,

AGREED TO AND ACCEPTED:

READING INTERNATIONAL, INC.

By:

Title:

Number of Exercised SAR Shares:

Number of SAR Shares Remaining:

Date:

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